Exhibit 1.1

[Execution Version]

CBRE SERVICES, INC.

(a Delaware corporation)

$600,000,000 4.800% Senior Notes due 2030

$500,000,000 5.500% Senior Notes due 2035

UNDERWRITING AGREEMENT

Dated: April 28, 2025

CBRE SERVICES, INC.

(a Delaware corporation)

$600,000,000 4.800% Senior Notes due 2030

$500,000,000 5.500% Senior Notes due 2035

UNDERWRITING AGREEMENT

April 28, 2025

Wells Fargo Securities, LLC

BofA Securities, Inc.

J.P. Morgan Securities LLC

NatWest Markets Securities Inc.

as Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

550 South Tryon Street
Charlotte, North Carolina 28202

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o NatWest Markets Securities Inc.

600 Washington Boulevard

Stamford, CT 06901

Ladies and Gentlemen:

CBRE Services, Inc., a Delaware corporation (the “Company”), confirms its agreement with each of the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and NatWest Markets Securities Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth opposite their names in said Schedule A of (i) $600,000,000 aggregate principal amount of the Company’s 4.800% Senior Notes due 2030 (the “2030 Notes”) and (ii) $500,000,000 aggregate principal amount of the Company’s 5.500% Senior Notes due 2035 (the “2035 Notes” and, together with the 2030 Notes, the “Notes”). The Securities (as defined below) are to be issued pursuant to an indenture, dated as of March 14, 2013 (the “Base Indenture”), among the Company, CBRE Group, Inc. (“Parent” or the “Guarantor”), certain subsidiaries of the Company party thereto and Computershare Trust Company, National Association, as successor-in-interest to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Tenth Supplemental Indenture thereto, to be dated as of the Closing Date (as defined below) (the “Tenth Supplemental Indenture”) and the Eleventh Supplemental Indenture

thereto, to be dated as of the Closing Date (the “Eleventh Supplemental Indenture” and, together with the Tenth Supplemental Indenture, the “Supplemental Indentures” and each, a “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), among the Company, Parent, as guarantor, and the Trustee.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Parent pursuant to its guarantee (the “Guarantee”). The Notes and the Guarantee are herein collectively referred to as the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (together with the rules and regulations promulgated thereunder, the “1939 Act”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-276141), including the Securities, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus”. The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus”. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 3:45 p.m., New York City time, on April 28, 2025, or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time and the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act (“Rule 433”), including without limitation any “free writing prospectus”

(as defined in Rule 405 of the 1933 Act (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), or (iv) the Final Term Sheet (as defined below).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained”, “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1.
Representations and Warranties.
(a)
Representations and Warranties by the Company and the Guarantor. Each of the Company and the Guarantor, jointly and severally, represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:
(i)
Registration Statement and Prospectuses. The Company and the Guarantor satisfy the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401 under the 1933 Act has been received by the Company or the Guarantor. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act, which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of any of the Company or the Guarantor, contemplated.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act, complied in all material respects with the requirements of the

1933 Act. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act.

(ii)
Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at the Closing Time, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No preliminary prospectus (including any documents incorporated therein by reference), as of its date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) under the 1933 Act or at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The investor presentation dated April 2025 (the “Investor Presentation”), when considered together with the General Disclosure Package, did not, and at the Closing Time, will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in the Investor Presentation in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Investor Presentation.

The representations and warranties in this subsection shall not apply to (x) the Statement of Eligibility (Form T-1) of the Trustee under the 1939 Act or (y) statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, the Investor Presentation or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Discounts”

and the information in the first and second paragraphs under the heading “Underwriting–Short Positions and Certain Other Transactions” in each case contained in the Prospectus (the “Underwriter Information”).

(iii)
Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary prospectus or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
(iv)
Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company and the Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (D) as of the Applicable Time, each of the Company and the Guarantor was and is a “well-known seasoned issuer” (as defined in Rule 405).
(v)
Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act) of the Securities and at the date hereof, neither the Company nor the Guarantor was or is an “ineligible issuer”, as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company or the Guarantor be considered an ineligible issuer.
(vi)
Independent Accountants. KPMG LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission and included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, are independent registered public accountants within the meaning of Regulation S-X under the 1933 Act and the 1934 Act, and any non-audit services provided by KPMG LLP to the Company or the Guarantor have been approved by the Audit Committee of the Board of Directors of the Company.
(vii)
Financial Statements. The financial statements included in or incorporated by reference into in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of Parent and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis. The supporting schedules, if any, present fairly the information required to be stated therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)
No Material Adverse Change in Business. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus: (A) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, results of operations or business of Parent and its subsidiaries, taken as a whole (any such change, a “Material Adverse Change”); (B) Parent and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company (except for dividends to Parent which are permitted under each of (1) the Credit Agreement, dated as of July 10, 2023 (as amended or supplemented through the date hereof, the “2023 Credit Agreement”), among Parent, the Company, certain subsidiaries of the Company, the lenders and other agents named therein and Wells Fargo Bank, National Association, as administrative agent and (2) the Revolving Credit Agreement, dated as of August 5, 2022 (as amended or supplemented through the date hereof, the “Revolving Credit Agreement” and, together with the 2023 Credit Agreement, the “Credit Agreements”), among Parent, the Company, the lenders party thereto, the issuing banks party thereto and Wells Fargo Bank, National Association, as administrative agent) or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
(ix)
Good Standing of the Company. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authorizations to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to result in a material adverse effect on the financial condition, results of operations or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).
(x)
Good Standing of Subsidiaries. Parent and each Material Subsidiary (as defined below) of the Company has been duly formed and is an existing corporation, limited liability company or limited partnership, as the case may be, in good standing (if applicable) under the laws of the jurisdiction of its incorporation or organization, with corporate (or equivalent) power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and Parent and each Material Subsidiary of the Company is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, in good standing (if applicable) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the issued and outstanding capital stock, ownership interests, or partnership interests, as the case may be, of Parent and each Material Subsidiary of the Company has been duly authorized and validly issued and, in the case of capital stock, is fully paid and nonassessable; and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the capital stock, ownership interests, or partnership interests, as the case may be, of Parent and each Material Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. For purposes of this Agreement, “Material Subsidiaries” shall mean those subsidiaries set forth on Exhibit A attached hereto. Exhibit A attached hereto includes each subsidiary that would individually constitute a significant subsidiary pursuant to Rule 1-02 of Regulation S-X, as promulgated by the Commission pursuant to the 1934 Act.
(xi)
Capitalization. At December 31, 2024, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto, Parent would have an authorized and outstanding capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Registration Statement, the General Disclosure Package and the Prospectus, upon exercise of outstanding options or warrants described in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to a share subscription agreement or any distribution agreements in effect on or prior to the date hereof). All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws.
(xii)
Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Guarantor.
(xiii)
Authorization of the Indenture. (A) The Base Indenture has been duly authorized by the Company and the Guarantor and constitutes a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and (B) each Supplemental Indenture has been duly authorized by the Company and the Guarantor and at the Closing Time will have been duly executed and delivered by the Company and the Guarantor and will constitute a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
(xiv)
Authorization of the Securities. The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantee of the Notes is in the form contemplated by the Indenture, has been duly authorized for issuance and sale pursuant to this Agreement and the Indenture by the Guarantor and, at the Closing Time, the Guarantee of the Notes will have been duly executed by the Guarantor and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(xv)
Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.
(xvi)
Non-Contravention of Existing Instruments. None of Parent, the Company or any of the Material Subsidiaries is in breach or violation of any of the terms and provisions of, or in default under, (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, that has jurisdiction over Parent, the Company, or any of the Material Subsidiaries or any of their properties, (B) any agreement or instrument to which Parent, the Company or any of the Material Subsidiaries is a party or by which Parent, the Company or any of the Material Subsidiaries is bound or to which any of the properties of Parent, the Company or any of the Material Subsidiaries is subject or (C) the charter, by-laws or similar governing document of Parent, the Company or any of the Material Subsidiaries (each an “Existing Instrument”), except with respect to clauses (A) and (B) for any breaches, violations or defaults that would not have a Material Adverse Effect. Assuming the accuracy of the representations of the other parties hereto and the performance by those parties of their agreements herein, the execution, delivery and performance of the Base Indenture, the Supplemental Indentures and this Agreement, and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (X) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, that has jurisdiction over Parent or any of its subsidiaries or any of their properties, (Y) any agreement or instrument to which Parent, the Company or any of the Material Subsidiaries is a party or by which Parent, the Company or any of the Material Subsidiaries is bound or to which any of the properties of the Company or the Material Subsidiaries is subject or (Z) the charter, by-laws or similar governing documents of Parent or the Company, except, with respect to clauses (X) and (Y), where such breach, violation or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or would materially and adversely affect the ability of Parent or Company to perform their respective obligations under this Agreement, the Indenture or the Notes.
(xvii)
Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting Parent, any of its subsidiaries or any of their respective properties that (A) if determined adversely to Parent or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) would materially and adversely affect the ability of Parent or its subsidiaries to perform their respective obligations under this Agreement or (C) are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are, to the knowledge of the Company or the Guarantor, threatened or contemplated.
(xviii)
Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental entity is necessary or required for the performance by the Company and the Guarantor of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).
(xix)
Possession of Licenses and Permits. Parent, the Company and the Material Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to Parent, the Company or any of the Material Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(xx)
Title to Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, Parent and its subsidiaries have good and valid title to all real properties and all other properties and assets owned by them that are material to Parent and its subsidiaries, taken as a whole, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or proposed to be made thereof by them other than liens, encumbrances and defects permitted by the Credit Agreements; and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, Parent and its subsidiaries hold any leased real or personal property that is material to the Company and its subsidiaries taken as a whole under valid and enforceable leases with no exceptions that would materially interfere with the use made or proposed to be made thereof by them.
(xxi)
Environmental Laws. Except as disclosed in the General Disclosure Package, none of Parent or any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
(xxii)
Accounting Controls and Disclosure Controls. Each of Parent and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of Parent’s most recent audited fiscal year, there has been (X) no material weakness or significant deficiencies in Parent’s internal control over financial reporting (whether or not remediated) and (Y) no change in Parent’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, Parent’s internal control over financial reporting. Parent maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are designed to ensure that information required to be disclosed by Parent in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by Parent in the reports that it files or submits under the 1934 Act is accumulated and communicated to Parent’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

(xxiii)
Compliance with the Sarbanes-Oxley Act. There is and has been no failure which is continuing on the part of Parent or the Company or any of their respective directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith.
(xxiv)
Payment of Taxes. Parent and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except (A) as may be being contested in good faith and by appropriate proceedings or (B) as would not have a Material Adverse Effect. Parent has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(vii) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of Parent or any of its consolidated subsidiaries has not been finally determined.
(xxv)
Insurance. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each of Parent and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. Parent has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither Parent nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied, where such denial would be material to Parent and its subsidiaries, taken as a whole.
(xxvi)
Investment Company Act. Each of the Company and the Guarantor is not and, after giving effect to the offering and sale of the Securities as described in the Registration Statement, General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(xxvii)
Absence of Manipulation. Neither the Company nor the Guarantor has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(xxviii)
Money Laundering Laws. The operations of Parent and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving Parent or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of Parent and the Company, threatened.
(xxix)
Trade Sanctions Laws. None of (A) (1) Parent, its subsidiaries or any of their respective directors or officers or, (2) to the knowledge of Parent and the Company, any agent, employee or affiliate of Parent or any of its subsidiaries is the subject or target of any sanctions adopted by the

European Union, any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (including, without limitation, the designation as a “specially designated national” or “blocked person”), the U.S. Department of State, His Majesty’s Treasury, the United Nations Security Council, or any other relevant sanctions authority (any such sanctions, “Sanctions” and such sanctions authorities, the “Sanctions Authorities”) or (B) Parent or its subsidiaries is located, organized or resident in a country or territory that is, or whose government is, the subject or target of any country-wide or territory-wide Sanctions, including, without limitation, at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, the Crimea region of Ukraine, any other covered region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). Parent and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure, and which are reasonably expected to ensure, compliance with all of the relevant regulations adopted by the Sanctions Authorities. The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (X) to fund or facilitate any activities or business of or with any person or entity, that, at the time of such financing, is the subject of Sanctions, (Y) to fund or facilitate any activities of or business in any Sanctioned Country, or (Z) in any other manner that would result in a violation of the relevant regulations adopted by the Sanctions Authorities by any person or entity (including any Underwriter). Since April 24, 2019, none of Parent or any of its subsidiaries has knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(xxx)
Anti-Bribery and Anti-Corruption Laws. None of (A) (1) Parent, its subsidiaries or any of their respective directors or officers or, (2) to the knowledge of Parent and the Company, any agent, employee or affiliate of Parent or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. Parent, its subsidiaries and their respective directors and officers and affiliates have conducted their businesses in compliance, in all material respects, with the Anti-Bribery and Anti-Corruption Laws (as defined below) and have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure, and which are reasonably expected to continue to ensure, continued compliance with the Anti-Bribery and Anti-Corruption Laws. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. “Anti-Bribery and Anti-Corruption Laws” means the Organization for Economic Cooperation and Development Anti-Bribery Convention, the Bribery Act 2010 and the anti-bribery and anti-corruption laws of any jurisdiction to which Parent or any of its subsidiaries are, or have been, subject and in each case any related rules, orders regulations and guidance.
(xxxi)
Regulations T, U, X. Neither the Company nor the Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.
(xxxii)
Related Party Transactions. The Company is not aware of any relationship, direct or indirect, that exists between or among any of the Company, the Guarantor or any of their Affiliates,

on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company, the Guarantor or any of their Affiliates, on the other hand, which is required by the 1933 Act to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company, the Guarantor or any of their Affiliates to or for the benefit of any of the executive officers or directors of the Company, the Guarantor or any of their Affiliates or any of their respective family members.
(xxxiii)
No Default in the Credit Agreements. No event of default exists under the 2023 Credit Agreement or the Revolving Credit Agreement.
(xxxiv)
No Finder’s Fee. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or the Guarantor and any person that would give rise to a valid claim against the Company, the Guarantor or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
(xxxv)
Cybersecurity; Data Protection. Parent and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of Parent and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Parent and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) used in connection with their businesses). There have been no breaches, violations, outages or unauthorized uses of or accesses to Parent’s or its subsidiaries’ IT Systems or Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. Parent and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
(b)
Officer’s Certificates. Any certificate signed by any officer of the Company or the Guarantor delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
SECTION 2.
Sale and Delivery to Underwriters; Closing.
(a)
Purchase and Sale. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the applicable Purchase Price (as defined in Schedule A), the aggregate principal amount of the applicable Securities set forth opposite such Underwriter’s name in Schedule A, subject to such adjustments as the Representatives in their discretion shall make to ensure that any sales or purchases are in authorized denominations.

(b)
Delivery and Payment. Payment of the purchase price for the Securities and the delivery of documents by or on behalf of the parties hereto pursuant to Section 5 hereof, shall be made at the offices of Cravath, Swaine & Moore LLP, Two Manhattan West, 375 Ninth Avenue, New York, New York 10001, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on May 12, 2025 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time” and such date of payment and delivery being herein called the “Closing Date”).

The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global notes in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Wells Fargo Securities, LLC, for the respective accounts of the Underwriters, against payment by the several Underwriters, through Wells Fargo Securities, LLC, of the purchase price by wire transfer of same-day funds to the account specified by the Company, by causing DTC to credit the Securities to the account of Wells Fargo Securities, LLC at DTC. Such payment and delivery shall be made at the Closing Time.

It is understood that each Underwriter has authorized Wells Fargo Securities, LLC, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities, which it has agreed to purchase. Wells Fargo Securities, LLC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.
Covenants of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, covenant with each Underwriter as follows:
(a)
Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will promptly notify the Representatives, (i) when any post-effective amendment to the Registration Statement relating to the Securities has become effective or any amendment or supplement to the Prospectus has been filed, (ii) of the receipt of any comments from the Commission relating to the Prospectus or the Securities, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, in each case relating to the Prospectus or the Securities, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act (including, if applicable, by filing a “Calculation of Filing Fee Table” exhibit to the Prospectus in accordance with Rule 456(b)(1)(ii) and Rule 424(g)).
(b)
Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1934 Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
(c)
Delivery of Registration Statements. The Company has furnished or, upon request, will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and, upon request, will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.
(d)
Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the

Underwriters will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.
(e)
Blue Sky Qualifications. The Company and the Guarantor will use their commercially reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that neither the Company nor the Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(f)
Rule 158. The Company will, in the time and manner required by the Indenture, file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(g)
Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”
(h)
Restriction on Sale of Securities. During the period from the date of this Agreement to the Closing Time, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, issue, sell, offer to sell, contract to sell or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the 1934 Act, or otherwise dispose of any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company other than the Securities to be sold hereunder.
(i)
Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act.
(j)
Final Term Sheet; Issuer Free Writing Prospectuses. The Company will prepare a final term sheet (the “Final Term Sheet”), substantially in the form set forth in Schedule C hereto, reflecting the final terms of the Securities, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
SECTION 4.
Payment of Expenses.
(a)
Expenses. The Company and the Guarantor, jointly and severally, will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) all fees and expenses of the Trustee and any expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations and half of the cost of any chartered airplane or other transportation, (viii) if any, the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii) and (x) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters. Except as otherwise provided in this Agreement, the Underwriters and Representatives shall pay their own expenses, including the fees and disbursements of their respective counsel.
(b)
Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 9(a)(iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
SECTION 5.
Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantor contained herein or in certificates of any officer of the Company, the Guarantor or any of their subsidiaries, to the performance by the Company and the Guarantor of their covenants and other obligations hereunder, and to the following further conditions:
(a)
Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act and, if applicable, shall have filed a “Calculation of Filing Fee Table” exhibit to the Prospectus in accordance with Rule 456(b)(1)(ii) and Rule 424(g).
(b)
Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, dated the Closing Date, of Simpson Thacher & Bartlett LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.
(c)
Opinion of Deputy General Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Date, of Marie Ly, Deputy General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.
(d)
Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, dated the Closing Date, of Cravath, Swaine & Moore LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to any matters as the Representatives may reasonably require.
(e)
Officer’s Certificate. The Representatives shall have received a certificate of the chief executive officer, the president, the chief financial officer or the chief accounting officer of the Company, dated the Closing Date, to the effect that (i) there has been no Material Adverse Change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.
(f)
Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, dated the date hereof, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(g)
Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.
(h)
Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(i)
Material Adverse Change. In the judgment of the Representatives there shall not have occurred any Material Adverse Change.
(j)
Additional Documents. At the Closing Time, the Company and the Guarantor shall have entered into the Supplemental Indentures and the Notes will have been executed and authenticated in the manner provided for in the Indenture. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.
(k)
Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.
SECTION 6.
Indemnification.
(a)
Indemnification of Underwriters. Each of the Company and the Guarantor, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its directors, officers and affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Investor Presentation or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus, the Investor Presentation or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package, the Investor Presentation or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Company, the Guarantor, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Guarantor, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package, the Investor Presentation or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.
Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Guarantor, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantor, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.
Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of Parent or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (b) delivery of and payment for the Securities.
SECTION 9.
Termination of Agreement.
(a)
Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company or Parent has been suspended or materially limited by the Commission or the New York Stock Exchange, (iv) if trading generally on the NYSE MKT LLC or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe or (vi) if a banking moratorium has been declared by either Federal or New York authorities.
(b)
Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.
SECTION 10.
Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
(a)
if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
(b)
if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.
Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Wells Fargo Securities, LLC at 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management (email: tmgcapitalmarkets@wellsfargo.com); BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, New York 10036, Attention: High Grade Debt Capital Markets Transaction Management/Legal, Facsimile: (212) 901-7881; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate, Facsimile: (212) 834-6081; NatWest Markets Securities Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, Attention: Capital Markets, Toll Free No.: (800) 231-5830; with a copy to Cravath, Swaine & Moore LLP, Two Manhattan West, 375 Ninth Avenue, New York, NY 10001, Fax No.: (212) 474-3700, Attention: Nicholas A. Dorsey and Kelly M. Smercina. Notices to the Company or the Guarantor shall be directed to it at 400 South Hope Street, 25th Floor, Los Angeles, CA 90071, Fax No.: (213) 613-3735, Attention: General Counsel, with a copy to Simpson Thacher & Bartlett LLP, 2475 Hanover Street, Palo Alto, CA 94304, Fax No.: (650) 251-5002, Attention: William B. Brentani.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 12.
No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no

Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
SECTION 13.
Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 14.
Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 15.
GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
SECTION 16.
Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 17.
TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
SECTION 19.
Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 20.
Recognition of the U.S. Special Resolution Regimes.
(a)
In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)
In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 21.
UK Acknowledgment and Consent to Bail-In of UK Financial Institutions.

(a)
Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between any UK Bail-in Party (as defined below) and the Company or Parent, the Company and Parent each acknowledges and accepts that a relevant UK Bail-in Liability (as defined below) arising under this Agreement may be subject to the exercise of UK Bail-in Powers (as defined below) by the relevant UK resolution authority and acknowledges, accepts and agrees to be bound by:
(i)
the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of each Underwriter subject to the UK Bail-in Powers of the relevant UK resolution authority (a “UK Bail-in Party”) to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (1) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (2) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of each UK Bail-in Party or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (3) the cancellation of the UK Bail-in Liability; and/or (4) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and
(ii)
the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.
(b)
As used in this Section 21, “UK Bail-in Legislation” means Part I of the UK Banking Act of 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); “UK Bail-in Powers” means the powers under UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or investment under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability; “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

CBRE SERVICES, INC., as issuer

By:	/s/ Emma E. Giamartino
Name:	Emma E. Giamartino
Title:	Chief Financial Officer

CBRE GROUP, INC., as Guarantor

By:	/s/ Emma E. Giamartino
Name:	Emma E. Giamartino
Title:	Chief Financial Officer

[Signature Page to the Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

WELLS FARGO SECURITIES, LLC

By	/s/ Carolyn Hurley
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

[Signature Page to the Underwriting Agreement] IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" "" ""

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA Securities, Inc.

By	/s/ Shawn Cepeda
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

[Signature Page to the Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

J.P. Morgan securities llc

By	/s/ Robert Bottamedi
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

[Signature Page to the Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

NATWEST MARKETS SECURITIES INC.

By	/s/ O. Annaghiyev
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto

[Signature Page to the Underwriting Agreement]

SCHEDULE A

The initial public offering price of the (i) 2030 Notes shall be 99.065% of the principal amount thereof plus accrued interest thereon, if any, from the date of issuance and (ii) 2035 Notes shall be 99.549% of the principal amount thereof plus accrued interest thereon, if any, from the date of issuance.

The purchase price to be paid by the Underwriters for the (i) 2030 Notes (the “2030 Notes Purchase Price”) shall be 98.465% of the principal amount thereof, plus accrued interest thereon, if any, from the date of issuance and (ii) 2035 Notes (the “2035 Notes Purchase Price”) shall be 98.899% of the principal amount thereof, plus accrued interest thereon, if any, from the date of issuance.

The interest rate on the (i) 2030 Notes shall be 4.800% per annum and (ii) 2035 Notes shall be 5.500% per annum.

Name of Underwriter	Principal Amount of the 2030 Notes	Principal Amount of the 2035 Notes
Wells Fargo Securities, LLC	$117,000,000	$97,500,000
BofA Securities, Inc.	102,000,000	85,000,000
J.P. Morgan Securities LLC	102,000,000	85,000,000
NatWest Markets Securities Inc.	102,000,000	85,000,000
HSBC Securities (USA) Inc.	54,000,000	45,000,000
Scotia Capital (USA) Inc.	54,000,000	45,000,000
Citigroup Global Markets Inc.	24,000,000	20,000,000
Morgan Stanley & Co. LLC	6,000,000	5,000,000
U.S. Bancorp Investments, Inc.	6,000,000	5,000,000
ANZ Securities, Inc.	3,300,000	2,750,000
Barclays Capital Inc.	3,300,000	2,750,000
Capital One Securities, Inc.	3,300,000	2,750,000
Comerica Securities, Inc.	3,300,000	2,750,000
Deutsche Bank Securities Inc.	3,300,000	2,750,000
Goldman Sachs & Co. LLC	3,300,000	2,750,000
ING Financial Markets LLC	3,300,000	2,750,000
Loop Capital Markets LLC	3,300,000	2,750,000
PNC Capital Markets LLC	3,300,000	2,750,000
Standard Chartered Bank	3,300,000	2,750,000
Total	$600,000,000	$500,000,000

Sch A

SCHEDULE B

Free Writing Prospectuses

Final Term Sheet

Sch B

SCHEDULE C

Final Term Sheet

(See Attached)

Sch C

Filed Pursuant to Rule 433

File No. 333-276141

Pricing Term Sheet

CBRE Services, Inc.

$600,000,000 4.800% Senior Notes due 2030

$500,000,000 5.500% Senior Notes due 2035

April 28, 2025

The following information, filed pursuant to Rule 433, supplements the Preliminary Prospectus Supplement dated April 28, 2025, Registration Statement No. 333-276141.

Issuer:	CBRE Services, Inc. (the “Issuer”)
Expected Ratings (Moody’s/S&P):*	[INTENTIONALLY OMITTED]
Guarantor:	CBRE Group, Inc.
Title of Securities:	4.800% Senior Notes due 2030 (the “2030 Notes”) 5.500% Senior Notes due 2035 (the “2035 Notes”)
Principal Amount:	2030 Notes: $600,000,000 2035 Notes: $500,000,000
Trade Date:	April 28, 2025
Settlement Date (T+10):**	May 12, 2025
Final Maturity Date:	2030 Notes: June 15, 2030 2035 Notes: June 15, 2035
Interest Payment Dates:	2030 Notes: June 15 and December 15, commencing December 15, 2025 2035 Notes: June 15 and December 15, commencing December 15, 2025
Record Dates:	2030 Notes: June 1 and December 1 2035 Notes: June 1 and December 1
Coupon:	2030 Notes: 4.800% 2035 Notes: 5.500%
Benchmark Treasury:	2030 Notes: UST 3.875% due April 30, 2030 2035 Notes: UST 4.625% due February 15, 2035
Benchmark Treasury Price / Yield:	2030 Notes: 100-09+ / 3.809% 2035 Notes: 103-10 / 4.208%
Spread to Benchmark Treasury:	2030 Notes: +120 basis points 2035 Notes: +135 basis points
Yield to Maturity:	2030 Notes: 5.009% 2035 Notes: 5.558%
Public Offering Price:	2030 Notes: 99.065% of the principal amount

2035 Notes: 99.549% of the principal amount
Net Proceeds to Issuer (after deducting the underwriting discount, but before expenses):	2030 Notes: $590,790,000 2035 Notes: $494,495,000
Optional Redemption:

2030 Notes: Following issuance and prior to May 15, 2030, make-whole call at T+20 basis points. At any time on or after May 15, 2030, par call.

2035 Notes: Following issuance and prior to March 15, 2035, make-whole call at T+25 basis points. At any time on or after March 15, 2035, par call.

CUSIP/ISIN:	2030 Notes: 12505B AJ9 / US12505BAJ98 2035 Notes: 12505B AK6 / US12505BAK61
Joint Book-Running Managers:	Wells Fargo Securities, LLC BofA Securities, Inc. J.P. Morgan Securities LLC NatWest Markets Securities Inc.

Passive Book-Running Managers:	HSBC Securities (USA) Inc. Scotia Capital (USA) Inc.
Senior Co-Manager:	Citigroup Global Markets Inc.

Co-Managers:	Morgan Stanley & Co. LLC
U.S. Bancorp Investments, Inc.
ANZ Securities, Inc. Barclays Capital Inc.
Capital One Securities, Inc. Comerica Securities, Inc.
Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC ING Financial Markets LLC Loop Capital Markets LLC
PNC Capital Markets LLC Standard Chartered Bank

Notice to Prospective Investors in Israel:

None of this Pricing Term Sheet, the Preliminary Prospectus Supplement or the accompanying prospectus constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and none have been filed with or approved by the Israel Securities Authority. In Israel, this Pricing Term Sheet, the Preliminary Prospectus Supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer of the Notes is directed only at (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”), to the Israeli Securities Law. Qualified investors may be required to submit written confirmation that they fall within the scope of the Addendum.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

**We expect that delivery of the 2030 Notes and the 2035 Notes (collectively, the “Notes”) will be made against payment therefor on or about the settlement date specified in this pricing term sheet, which will be the tenth business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+10”). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the first business day before settlement will be required, by virtue of the fact that the Notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The Issuer has filed a registration statement including a prospectus and a prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies may be obtained by calling Wells Fargo Securities, LLC toll free at 1-800-645-3751, BofA Securities, Inc. toll free at 1-800-294-1322, J.P. Morgan Securities LLC (collect) at 1-212-834-4533 or NatWest Markets Securities Inc. toll free at 1-800-231-5380.

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EXHIBIT A

Material Subsidiaries

CBRE Services, Inc.

CBRE, Inc.

CBRE Holdco, Inc.

CBRE Holdings, LLC

CBRE Partner, Inc.

CBRE Capital Markets, Inc.

CBRE Holdings Limited

CBRE Limited

Turner & Townsend Holdings Limited

CBRE Global Acquisition Company

Relam Amsterdam Holdings B.V.

Acquisition Company Finance Limited

CBRE US Liftco, LLC

Industrious National Management Company, LLC

Exh A